Exhibit 23.1 Consent of Grant Thornton LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Insynq, Inc.
1101 Broadway Plaza
Seattle, WA 98402

We have issued our report dated July 26, 2001, accompanying the financial statements of Insynq, Inc., contained in the Form SB-2 Registration Statement under the Securities Act of 1933. We consent to the use of the aforementioned report in the Form SB-2 Registration Statement under the Securities Act of 1933, and to the use of our name as it appears under the caption "Experts".


/s/ GRANT THORNTON LLP

Seattle, Washington
September 17, 2001